UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Q.E.P. CO., INC.

(Name of Registrant as Specified In Its Charter)

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Q.E.P. CO., INC.

1001 Broken Sound Parkway

Suite A

Boca Raton, Florida 33487

July 11, 2008

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Q.E.P. Co., Inc. (the “Company”), which will be held at the Company’s principal office, 1001 Broken Sound Parkway, Suite A, Boca Raton, Florida 33487, on August 8, 2008, at 9:00 a.m., local time.

The notice of the Annual Meeting of Stockholders and proxy statement on the following pages cover the formal business of the meeting. Please give these proxy materials your careful attention. It is important that your shares be represented and voted at the Annual Meeting of Stockholders regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting of Stockholders please complete, sign, date and return the accompanying proxy card in the enclosed envelope, vote electronically using the Internet or using the telephone voting procedures in order to make sure your shares will be represented at the Annual Meeting of Stockholders. If you decide to attend the Annual Meeting of Stockholders, you may revoke your proxy at any time and vote in person, even if you have previously returned your form of proxy, by following the procedures set forth in this proxy statement.

Your continuing interest in the business of the Company is gratefully acknowledged. We hope you will attend the Annual Meeting of Stockholders.

Sincerely,

/s/ LEWIS GOULD
Lewis Gould
Chairman and Chief Executive Officer

Q.E.P. CO., INC.

1001 Broken Sound Parkway

Suite A

Boca Raton, Florida 33487

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

July 11, 2008

The Annual Meeting of Stockholders of Q.E.P. Co., Inc. (the “Company”) will be held at the Company’s principal office, 1001 Broken Sound Parkway, Suite A, Boca Raton, Florida 33487, on August 8, 2008 at 9:00 a.m., local time, for the following purposes:

1.	To elect five directors to serve until the 2009 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2009; and

3.	To transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

The Board of Directors has fixed the close of business on July 2, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders.

Stockholders are requested to vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, or vote electronically using the Internet or using the telephone voting procedures, WHETHER OR NOT THEY INTEND TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE IN PERSON.

By Order of the Board of Directors

/s/ SUSAN J. GOULD
Susan J. Gould
Secretary

Boca Raton, Florida

July 11, 2008

i

Q.E.P. CO., INC.

1001 Broken Sound Parkway

Suite A

Boca Raton, Florida 33487

PROXY STATEMENT INTRODUCTION

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

This proxy statement is first being sent to stockholders on or about July 11, 2008, in connection with the solicitation of proxies by the Board of Directors of Q.E.P. Co., Inc., to be voted at the Annual Meeting of Stockholders to be held on August 8, 2008 (the “Meeting”). The close of business on July 2, 2008 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, the Company had 3,433,363 shares of common stock outstanding, all of which are entitled to one vote per share at the Meeting.

You may vote (i) in person by attending the meeting, (ii) by mail by completing and returning a proxy, (iii) via telephone at 1-800-652-VOTE (8683) or (iv) electronically by using the Internet at www.investorvote.com. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card. To vote your proxy by telephone or by using the Internet, see the instructions on the proxy card and have the proxy card available when you place your telephone call or access the Internet web site.

Shares represented by duly executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting. If stockholders specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxies will be voted as specified. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote FOR the election of directors and FOR the ratification of the appointment of Grant Thornton as the Company’s independent registered public accounting firm. The Board of Directors knows of no other matters that may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

Stockholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. A stockholder who signs and returns a proxy may revoke it at any time before it is voted by taking one of the following actions: (i) voting in person at the Meeting; (ii) giving written notice of the revocation to the Secretary of the Company at or prior to the Meeting; (iii) executing and delivering a proxy with a later date, provided that no revocation will be effective until the Company receives written notice of the revocation at or prior to the Meeting; (iv) using the telephone voting procedures; or (v) using the Internet website voting procedures.

A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum for the transaction of business at the Meeting. The affirmative vote of at least a majority of the votes of the shares of common stock present in person or represented by proxy at the Meeting is required to approve all matters to be voted upon at the Meeting, except for the election of directors, which shall be determined by plurality vote. Votes cast by proxy or in person at the Meeting will be tabulated by one or more inspectors of election, appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business.

A stockholder’s shares may be voted if they are held in the name of a brokerage firm or bank (a “Broker”), even if the stockholder does not provide the Broker with voting instructions. Brokers have the authority, under applicable rules, to vote shares on certain “routine” matters for which their customers do not provide voting instructions. The election of directors and the ratification of the appointment of the independent registered public accounting firm of the Company are considered routine matters. Broker non-votes are shares held by brokers or nominees for which instructions have not been received from the beneficial owners, or persons entitled to vote, and that are not voted by that broker or nominee. Abstentions and broker non-votes will be counted as shares present in the determination of whether shares of the Company’s common stock represented at the Meeting constitute a quorum. Abstentions will have no effect on the election of directors but will have the same effect as a vote against the ratification of the selection of the independent registered public accounting firm. Broker non-votes will have no effect on the election of directors or the ratification of the selection of the independent registered public accounting firm.

The expense of preparing, printing, and mailing proxy materials to stockholders of the Company will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company’s employees will receive no compensation for soliciting proxies other than their regular salaries. The Company will also reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company’s stock.

The executive office of the Company is located at 1001 Broken Sound Parkway, Suite A, Boca Raton, Florida 33487, and the telephone number is (561) 994-5550.

PROPOSAL 1—ELECTION OF DIRECTORS

At the Meeting, five nominees for director are to be elected to hold office until the 2009 Annual Meeting of Stockholders and until their successors have been elected and qualified. The five nominees for election as directors are Lewis Gould, Leonard Gould, Emil Vogel, David L. Kreilein, and Robert G. Walters. Each nominee is currently a member of the Board of Directors. Information concerning each of the nominees is set forth below. The persons named in the enclosed proxy card have advised that, unless otherwise directed on the proxy card, they intend to vote FOR the election of the nominees, and that should any nominee become unable or unwilling to serve for any reason, votes will be cast for a substitute nominee designated by the Board of Directors, but in no event will the proxy be voted for more than five nominees for director. The Board of Directors has no reason to believe the nominees named will be unable or unwilling to serve if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES AS DIRECTORS TO SERVE UNTIL THE COMPANY’S 2009 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Nominees for Director

Nominee	Age	Position, Principal Occupation, Business Experience and Directorships	Director Since
Lewis Gould	65	Mr. Gould has served as the Chairman of the Board of Directors and Chief Executive Officer of the Company since 1979 (inception).	1979

Emil Vogel(1)(2)(3)(4)	65	Mr. Vogel has served as the President of Tarnow Associates, an executive search firm, since 1982. He has also served as a director of PubliCARD, Inc. (NASD: CARD), a smart card solutions for educational and corporate campuses company, from 2001 to January 2008.	1997

Leonard Gould	39	Mr. Leonard Gould was appointed as the Company’s President on May 23, 2008. Previously he served as Senior Vice President, Retail Accounts, since 1998. He has held management positions in the Company since 1995. He received his MBA from the University of Miami in 2003. Mr. Gould is the son of Lewis Gould and Susan Gould.	1999

David L. Kreilein(1)(2)(3)(4)	50	Mr. Kreilein is currently a Partner with Monomoy Capital Partners, a private equity firm. He joined Monomoy in 2007. Prior to this, he spent 9 months working as CFO of IGPS, a startup company in the pallet business. Prior to IGPS, Mr. Kreilein was a Vice President with Sun Capital Partners, Inc., a private equity firm, from 2001 through 2006. Prior to joining Sun Capital Partners, Inc., Mr. Kreilein served as Chief Financial Officer for Olan Mills, Inc., a photography company, from 1999 to 2001, Chief Financial Officer of Gateway Communications Inc., a value added reseller of technology products, from April 1999 through August 1999, and Chief Financial Officer for Hamilton Sorter Company Inc., a manufacturer of office furniture, from 1993 to April 1999. Currently, Mr. Kreilein is a director of a number of private companies.	2006

Robert G. Walters(2)(4)	61	Mr. Walters is retired since September 2007. Prior to this, he served as Chief Executive Officer and a Director of Rauch Industries, a designer and importer of Christmas ornaments, for less than one year during 2007. Prior to that, Mr. Walters served as Chief Executive Officer of Beckett Corporation, a manufacturer and importer of water-gardening equipment and pumps for the HVAC market, from 2002 through 2006. Prior to joining Beckett Corporation, Mr. Walters served as the Executive Vice President and Chief Financial Officer and later the Chief Operating Officer of Avanti Press, a commercial printing and telemarketing fulfillment company, and served as the Executive Vice President and Chief Financial Officer of Norwegian Cruise Line.	2007

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Nominating Committee.
(4)	Member of the Governance Committee.

Executive Officers

Executive Officer	Age	Position, Principal Occupation, Business Experience and Directorships
Stuart F. Fleischer	55	Mr. Fleischer has served as the Chief Financial Officer, Senior Vice President and Treasurer of the Company since August 2006. From October 2003 to January 2006, Mr. Fleischer served as the Chief Financial Officer of National Medical Health Card Systems, Inc., a publicly held pharmacy benefit manager. From January 2001 to September 2003, Mr. Fleischer was a partner at Tatum CFO Partners LLP. Prior to joining Tatum CFO Partners, Mr. Fleischer served as Vice President of Finance for the medical group at Henry Schein, Inc. from August 1997 to August 2000. Mr. Fleischer also served as Vice President and Chief Financial Officer of Micro Bio-Medics, Inc., a publicly held distributor of medical supplies and equipment, from March 1995 to August 1997, before Henry Schein, Inc. acquired it in August 1997. Mr. Fleischer has 12 years of public accounting experience with Price Waterhouse LLP.

James Brower	42	Mr. Brower has served as Executive Vice-President and Chief Operating Officer of the Company since October 2005. Mr. Brower served as Vice President Operations and Engineering for the Dorel Juvenile Group from March 2004 to October 2005 where he had executive responsibility for product engineering, global sourcing and purchasing activities, and global freight and logistics. From April 2001 to March 2004, Mr. Brower served as Vice President of Supply Chain for Applica Consumer Products, Inc. with responsibilities including global sourcing and purchasing activities and logistics. Prior to his employment with Applica, Mr. Brower served as Vice President of Global Logistics for Remington Consumer Products, LLC.

Richard A. Brooke	60	Mr. Brooke has served as Senior Vice President of the Company since January 2006. Mr. Brooke was an independent management consultant providing strategic and financial planning, restructuring and technology solution services from 1989 to 2006. Prior to 1989, Mr. Brooke was the Chief Financial Officer of Sahlen & Associates, Inc., a leading U.S. provider of security services; Chief Financial Officer of Biogen, Inc., a global biotechnology leader; and a Partner with Deloitte Haskins & Sells, a worldwide audit, tax and consulting professional services firm.

Jamie L. Clingan	45	Ms. Clingan has served as the Senior Vice President, Sales and Marketing of the Company since April 2008. She has held management positions with the Company since 2002. Prior to 2002, Ms. Clingan served as Marketing Manager with MAPEI Corporation, a supplier of adhesives and chemicals to the construction industry.

Susan J. Gould	62	Ms. Gould has served as the Secretary of the Company since 1979 (inception). Ms. Gould is the former wife of Lewis Gould and mother of Leonard Gould.

Lawrence P. Levine	56	Mr. Levine has served as Sr. Vice-President and General Counsel since November 2007. Mr. Levine served as senior counsel for Moore & Van Allen, PLLC, from 2004 to 2007. From 2003 to 2004, Mr. Levine maintained a legal/human resources consulting practice. Mr. Levine was Vice President and General Counsel for Windward Petroleum from 1999 to 2002. Mr. Levine earned his J.D. from Case Western Reserve University School of Law and B.A. from the University of Pennsylvania.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents certain information concerning the compensation received or accrued for services rendered during the fiscal years ended February 29, 2008, referred to as fiscal 2008, and February 28, 2007, referred to as fiscal 2007, for Lewis Gould, Stuart Fleischer and Leonard Gould, referred to as the Company’s Named Executive Officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
Lewis Gould,	2008	541,659	385,875		13,831	—		—	614	30,285	972,264
Chairman and Chief Executive Officer	2007	515,865	—		4,410	—		—	8,594	30,187	559,056
Stuart Fleischer	2008	302,250	100,000		—	50,168	(4)	—	—	27,056	479,474
Chief Financial Officer	2007	166,154	45,000	(4)	—	29,264	(4)	—	—	14,691	255,109
Leonard Gould,	2008	241,546	120,000		13,781	3,690	(5)	—	—	27,139	406,156
Senior Vice President– National Accounts	2007	220,663	—		3,728	—		—	—	26,947	251,338

(1)	The amounts set forth in stock awards and option awards represent the aggregate amount recognized for financial statement reporting purposes for the Named Executive Officers in fiscal 2008 and fiscal 2007. This is computed in accordance with the Statement of Financial Accounting Standard (“SFAS”) No. 123, as amended by SFAS No. 123(R), “Share-Based Payment” (“SFAS 123(R)”), based on the assumptions set forth in Note P of the Company’s consolidated financial statements as filed with the Securities and Exchange Commission on Form 10-K on May 29, 2008. In fiscal 2008, Lewis Gould and Leonard Gould forfeited 10,000 and 5,000, respectively, of stock appreciation rights (“SARS”) that cliff vested and were out-of-the-money. There were no equity award forfeitures by the Named Executive Officers in fiscal 2007.
(2)	The amounts include the earnings on the contributions to the Company’s Executive Deferred Compensation Plan. Named Executive Officers may elect to defer a portion of their annual base salary and incentive cash bonus. The Company directs the trustees to invest these funds which are held in an irrevocable rabbi trust. The participants in the plan must make an election regarding the payment of their deferred contributions based on the stipulations of the plan.
(3)	The amounts include $13,286 and $12,187 for Lewis Gould, $18,056 and $9,441 for Mr. Fleischer and $17,839 and $17,647 for Leonard Gould for fiscal 2008 and fiscal 2007, respectively, representing the Company’s contribution under its 401(k) and profit sharing plan and Company payment for life and health insurance benefits. In addition, an automobile allowance is included in the amount of $18,000 for Lewis Gould and $9,300 for Leonard Gould in each of fiscal 2008 and fiscal 2007. An automobile allowance of $9,000 and $5,250 is included for Mr. Fleischer in fiscal 2008 and fiscal 2007, respectively.
(4)	On August 2, 2006, upon commencement of his employment with the Company, Stuart Fleischer was issued a stock option to purchase 50,000 shares of Company common stock at an exercise price of $7.85 per share that vest over three years and expires after ten years. Additionally, Mr. Fleischer’s guaranteed bonus of $45,000 for fiscal 2007 was paid in June 2007.
(5)	On November 1, 2007, the Company approved the award of 1,000 shares of restricted stock to Leonard Gould. These restricted stock units fully vest on their one-year anniversary.

Narrative Disclosure to Summary Compensation Table

Employment Agreements with Named Executive Officers

Effective May 1, 2002, the Company entered into an employment agreement with Lewis Gould. The agreement provides that Mr. Gould shall devote his business time, attention, skill and best efforts to the business of the Company, and that Mr. Gould would receive an annual base salary of $435,000 subject to adjustment for cost of living increases and other factors. Mr. Gould’s annual base salary for fiscal

2008 was $541,659. The agreement provides that Mr. Gould may receive stock options and an annual bonus at the discretion of the Board of Directors. The agreement also provides Mr. Gould with an automobile allowance. The agreement is for a five-year term and is subject to automatic successive one-year renewals thereafter, unless either party gives the other party six months written notice of their intent not to renew the contract.

The agreement provides that Mr. Gould may be terminated for cause (as such term is defined in the agreement) in which case he is entitled to the amount of any compensation through the date of termination and provides that Mr. Gould may terminate the agreement for cause, after the Company is given 30 days to cure, in which case he would receive compensation for the term of the agreement. If the Company terminates the agreement without cause, Mr. Gould is entitled to compensation and benefits for the term of the agreement and if Mr. Gould terminates the agreement without cause, he is entitled to compensation for a 90 day period during which he is required to continue providing services to the Company unless waived by the Board of Directors. If a triggering event occurs, as such term is defined below, and Mr. Gould’s employment is terminated within one year following the triggering event, Mr. Gould will receive (i) lump sum compensation equal to 2.99 times his annual salary and bonus for a five year period, (ii) all insurance and other benefits for the longer of the term of the agreement or three years, except that Mr. Gould and his spouse, if any, will receive medical insurance benefits for the remainder of each of their respective lives, (iii) Mr. Gould’s securities and options become vested and (iv) the Company must engage Mr. Gould as a consultant at a fee of not less than 80% of his compensation for a period of not less than two years. A triggering event includes the sale of all or substantially all of the assets of the Company, a less than 20% stockholder becoming the beneficial owner of more than 25% of the Company’s common stock, a transaction in which the stockholders immediately prior to a transaction cease to own more than 70% of the issued and outstanding shares of the surviving or new company, or if three or more directors nominated by the Board of Directors fail to be elected in a contested election of directors.

The Company entered into an employment agreement with Stuart Fleischer dated July 14, 2006. The agreement provides that Mr. Fleischer may be terminated by the Company immediately for “cause” (as defined in the agreement), and may be terminated by the Company for any reason with 30 days notice. Mr. Fleischer’s starting salary is $300,000 per year, which may be increased from time to time in the sole discretion of the Company’s Board of Directors. Pursuant to the terms of his agreement, Mr. Fleischer is eligible to receive an annual bonus, at the discretion of the Board of Directors, of up to forty percent of his current base salary, and received a guaranteed bonus of $45,000 for fiscal 2007. Mr. Fleischer was granted an option to purchase 50,000 shares of the Company’s common stock at the fair market value on the date of the grant, which options vest over a three year period and expire after ten years. If Mr. Fleischer’s employment is terminated by the Company without “cause” (as defined in the agreement) or by him for “good reason” (as defined in the agreement), he shall receive six months compensation based on his then current base salary. In the event his employment is terminated by the Company for cause, all unvested stock options shall expire immediately upon the earlier of the occurrence of such event or the last day of employment. In the event that employment is terminated without cause or with good reason within six months of a change of control (as defined in the agreement), Mr. Fleischer shall receive one year’s compensation of his then current base salary. All unvested stock options previously awarded shall fully vest upon a change of control. The agreement also provides that Mr. Fleischer will receive an automobile allowance, an allowance to pay for professional association and membership fees, and subscriptions to professional publications, a Company credit card to pay for business expenses and inclusion under the Company’s director’s and officers’ insurance policy.

401(k) Plan

Effective March 1, 1995, the Company merged, amended and restated its prior defined contribution profit sharing plan and its prior 401(k) plan into a revised plan, or the 401(k) Plan, to provide retirement income to employees of the Company. The prior plans were, and the 401(k) Plan is intended to remain, qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan covers all employees who are at least age 21 and have completed three months of service to the Company. It is funded monthly by the following contributions: (i) voluntary pre-tax (“salary reduction”) contributions from employees up to a maximum dollar limit set by law, (ii) discretionary matching contributions by the Company equal to a percentage of the amount of the employee’s salary reduction contribution, which percentage is to be determined periodically by the Company (and may be zero), and (iii) a profit sharing contribution, the amount of which, if any, is determined by the Company in its sole discretion. Upon leaving the Company, each participant is 100% vested with respect to the participant’s contributions and is vested based on years of service with respect to the Company’s matching contributions. Contributions are invested as directed by the participant in investment funds available under the 401(k) Plan. Full retirement benefits are payable to each participant in a single cash payment upon the participant’s retirement, termination of employment, death or disability.

On December 27, 2004, the Company adopted the QEP Executive Deferred Compensation Plan, or the Deferred Plan, effective December 15, 2004. The purpose of the Deferred Plan is to provide participants with an opportunity to defer receipt of a portion of their salary, bonus, and other specified cash compensation. Participation in the Deferred Plan is limited to employees who are part of a select group of management or highly compensated employees of the Company. The Company also entered into a Trust under the QEP Executive Deferred Compensation Plan, or the Trust, with Reliance Trust Company as the trustee. The Trust will be a “rabbi trust” and will be used to set aside the amounts of deferred compensation allocated to the participants in the Plan and the earnings from the investment of such amounts.

Stock Option Plan

The Company has adopted a stock option plan, or the Plan, for employees, consultants and directors of the Company. Stock options granted pursuant to the Plan must be authorized by the Board of Directors. The aggregate number of shares which may be issued under the Plan, as amended, may not exceed 1,000,000 shares of common stock. Stock options are granted at prices not less than 85% of the fair market value on the date of the grant. Option terms, vesting and exercise periods vary, except that the term of an option may not exceed ten years. As of the current date, however, no options have been issued at a discount to market price on the date of the grant. No stock options were granted during fiscal 2008.

Fiscal 2008 Outstanding Equity Awards

No Named Executive Officer exercised stock options or SARS in fiscal 2008. The following table sets forth certain information with respect to the number of stock options and SARS held by the Company’s Named Executive Officers at February 29, 2008.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Lewis Gould	— — 25,000 18,750 40,000 40,000	— — — — — —		— — — — — —	— — 7.20 6.40 4.00 4.13	— — 7/17/2008 7/16/2009 7/16/2011 7/16/2011	— — — — — —		— — — — — —		10,000 10,000 — — — —	21,800 — — — —

Stuart Fleischer	16,666	33,334	(2)	—	7.85	8/02/2016	—		—		—	—

Leonard Gould	— — — 2,500 6,250 2,500 8,750 3,000	— — — — — — — —		— — — — — — — —	— — — 7.20 6.40 7.25 3.87 4.45	— — — 7/17/2008 7/16/2009 8/02/2010 7/23/2011 7/12/2012	1,000 — — — — — — —	(3)	9,230 — — — — — — —	(3)	— 10,000 5,000 — — — — —	— 21,800 — — — — — —

(1)	Stock awards are SARS that have a three year term and cliff vest after three years. Currently, 15,000 SARS are out-of-the-money. The market value of stock appreciation rights was computed by multiplying the closing market price of a share of the Company’s common stock as reported on the Nasdaq Global Market on February 29, 2008, or $9.23, less the exercise price, by the number of stock appreciation rights.
(2)	On August 2, 2006, upon commencement of his employment with the Company, Stuart Fleischer was issued a stock option to purchase 50,000 shares of Company common stock. The options are exercisable in the following amounts and on the following exercise dates: 16,667 on August 2, 2008 and 16,667 on August 2, 2009.
(3)	The market value of the restricted stock award was computed by multiplying the closing market price of a share of Company common stock as reported on the Nasdaq Global Market on February 29, 2008, or $9.23, by the number of restricted stock, or 1,000. The restricted stock vests in full on November 1, 2008.

BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors

During fiscal 2008, the Company’s Board of Directors held four meetings. Each of the Company’s directors attended at least 75% of the total number of Board meetings and meetings of committees of which he is a member that were held during fiscal 2008. In addition to attending meetings, directors discharge their responsibilities through review of Company reports to directors, correspondence, and telephone conferences with the Company’s executive officers, employees and others regarding matters of interest to the Company. For the fiscal year ended February 29, 2008, the Board of Directors determined that Emil Vogel, David L. Kreilein and Robert G. Walters are independent directors as defined by Nasdaq listing requirements. The Board of Directors has standing audit, compensation, nominating and governance committees.

Audit Committee

During fiscal 2008, the Audit Committee consisted of Emil Vogel, David L. Kreilein and Robert G. Walters, each of whom is a non-employee director of the Company and each of whom is independent under Nasdaq listing standards. In accordance with the applicable Nasdaq rules, all Audit Committee members are able to read and understand financial statements. The Board of Directors has determined that David L. Kreilein, Chairman of the Audit Committee, is an audit committee financial expert as defined in the rules and regulations of the Securities Exchange Commission, or SEC. The Audit Committee does have a written charter and a copy of such charter is available to stockholders on the Company’s website, www.qep.com. Pursuant to the revised Audit Committee charter adopted in October 2002, as amended in May 2004, the duties of the Audit Committee are, among others, to select, retain, and evaluate the Company’s independent registered public accounting firm, to review and approve in advance all related party transactions, to meet with the Company’s independent registered public accounting firm to review the scope of audit procedures employed by the Company’s independent registered public accounting firm, to review and approve the audit reports rendered by the Company’s independent registered public accounting firm, to review and discuss all factors and relationships affecting the independence of the independent registered public accounting firm and to approve the audit fees and all permissible non-audit services and fees for these non-audit services performed by the independent registered public accounting firm. During fiscal 2008, the Audit Committee met four times, and the Chairman of the Audit Committee held several meetings with management and the Company’s independent registered public accounting firm.

Management is responsible for the Company’s financial reporting process and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and the independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee is responsible for monitoring and reviewing these processes, not to conduct auditing or accounting reviews and procedures. Members of the Audit Committee are not required to be accountants or auditors by profession. The Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America.

Audit Committee Report

In fulfilling its oversight responsibilities during fiscal 2008, the Audit Committee reviewed the financial statements included in the Company’s quarterly filings with the SEC on Form 10-Q and the audited financial statements included in the Company’s Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of the footnote disclosures contained in, or used in the compilation of, the financial statements of the Company.

The Audit Committee has discussed with the Company’s independent registered public accounting firm the overall scope and plans for the audit and the quality of the financial reporting practices of the Company. The Audit Committee also reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and acceptability of the Company’s accounting principles and such other matters required to be discussed under general auditing standards, including Statement on Auditing Standards No. 61. Additionally, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and has received the written disclosures and the letter from the independent registered public accounting firm as required by the Independence Standards Board, Standard No. 1.

In reliance on the reviews and discussions referred to above and when considering whether the level of non-audit services provided by Grant Thornton LLP is consistent with the maintenance of its independence, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the year ended February 29, 2008 for filing with the SEC. The Board of Directors of the Company has approved such recommendation.

The foregoing has been furnished by the Audit Committee:

David L. Kreilein, Chairman
Emil Vogel
Robert G. Walters

June 25, 2008

This section is not “Soliciting Material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee currently consists of Emil Vogel and David L. Kreilein, each of whom is a non-employee director of the Company and each of whom is independent under Nasdaq listing standards. The Compensation Committee does have a written charter and a current copy of such charter is available to stockholders on the Company’s website, www.qep.com. The purpose of the Compensation Committee is to determine and recommend to the Board of Directors both base salary levels and bonuses for the Chief Executive Officer and the other executive officers of the Company. The Compensation Committee also reviews and makes recommendations with respect to the Company’s existing and proposed compensation plans, and administers grants and awards to employees under the Company’s Omnibus Stock Plan of 1996, as amended. During fiscal 2008, the Compensation Committee met two times to determine the salary and discuss the bonuses of the Company’s executive officers.

The compensation committee may ask members of management, employees, outside counsel, or others whose advice and counsel are relevant to the issues then being considered by the compensation committee to attend any meetings and to provide such pertinent information as the compensation committee may request. The Company’s chief executive officer has historically played a significant role in the determination of compensation. The Company expects that the compensation committee will continue to solicit input from the chief executive officer with respect to compensation decisions affecting other members of the Company’s senior management.

Compensation of Directors

Name	Fees Earned or Paid in Cash($)	Stock Awards($)(1)	Option Awards($)(2)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings($)	All Other Compensation($)	Total($)
Emil Vogel	57,500	5,925	42,260	—	—	—	105,685
David L. Kreilein	60,000	5,925	12,950	—	—	—	78,875
Robert G. Walters	48,000	5,925	—	—	—	—	53,925

(1) The dollar amount of stock awards reflected in the table represents the amount recognized in fiscal 2008 for financial statement reporting purposes in accordance with FAS 123R. As of February 29, 2008, Messrs. Vogel, Kreilein and Walters each had 1,000 stock units outstanding pursuant to stock awards.

(2) The dollar amount of option awards reflected in the table represents the amount recognized in fiscal 2008 for financial statement reporting purposes in accordance with FAS 123R. As of February 29, 2008, Messrs. Vogel and Kreilein had 63,000 and 10,000 options outstanding, respectively.

During fiscal 2008, each non-employee director was paid a retainer fee of $25,000 each, and $2,000 for attendance at each meeting of the Board of Directors, $3,000 for attendance at each Audit Committee meeting, $2,500 for attendance at each Compensation Committee meeting and $3,000 for attendance at each Governance Committee meeting. No fees are received for attending the Nominating Committee meetings. The non-employee chairs of the Audit Committee and the Governance Committee received an additional $5,000 in annual compensation. In addition, all non-employee directors are granted 1,000 shares of restricted stock on the date of the Annual Meeting of Stockholders, which fully vest one year after the grant date. Although the directors have the option to receive their fees in cash or an amount of shares of Company common stock based on the fair value of such stock on the date of each meeting, during fiscal 2008, the directors received only cash. The directors are also reimbursed for reasonable travel or other out-of-pocket expenses incurred in connection with attending such meetings. No employee of the Company, including Lewis Gould and Leonard Gould, received any additional compensation for his service as a director.

Nominating Committee

The Nominating Committee consists of Emil Vogel and David L. Kreilein, each of whom is a non-employee director of the Company and each of whom is independent under Nasdaq listing standards. The Nominating Committee does have a written charter and a current copy of such charter is available to stockholders on the Company’s website, www.qep.com. During fiscal 2008, the Nominating Committee met one time.

The Nominating Committee does not have a formal policy with regard to the consideration of director candidates recommended by stockholders. Because of the historical small turnover of the Company’s directors, the Company addresses the need to retain members and fill vacancies after discussion among current members of the Nominating Committee, the Board of Directors and the

Company’s management. Stockholders may nominate director candidates by sending a timely notice in writing mailed to the Company at its principal executive offices, Q.E.P. Co., Inc., 1001 Broken Sound Parkway, Suite A, Boca Raton, Florida 33487, Attn: Corporate Secretary. To be timely a stockholder’s notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the date of a scheduled stockholders’ meeting. If less than 70 days’ notice or prior public disclosure of the scheduled date of the stockholders’ meeting is given or made, notice by the stockholder to be timely must be delivered or received at the Company’s principal executive offices not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made.

The notice must include, as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice, the following information:

•	the name, age, business address and residence address of such person;

•	the principal occupation or employment of such person;

•	the class and number of shares of stock of the corporation which are beneficially owned by such person on the date of such stockholder notice;

•	a written consent of each proposed nominee to be named as a nominee and to serve on the Board of Directors if elected; and

•

any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election of directors pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended.

The notice must also include, as to the stockholder giving the notice, the name and address as they appear on the corporation’s books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and the class and number of shares of stock of the corporation which are beneficially owned by such stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice.

The Nominating Committee employs general guidelines rather than adhering to strict requirements in selecting director candidates. In accordance with such guidelines the Nominating Committee gives consideration to prospective nominees who, among other things,

•	will bring to the Board of Directors a variety of experiences and backgrounds;

•

will help to form a central core of business executives with substantial senior management experience, financial expertise, and such other skills that would enhance the Board of Directors’ effectiveness; and

•	will represent the balanced, best interests of the Company’s stockholders as a whole and the interests of the Company’s other stakeholders, including customers, employees, and vendors.

Furthermore, to the extent possible and appropriate, the Nominating Committee aspires to confirm that each prospective nominee has the following characteristics and attributes:

•	is an individual of high character and integrity who has the ability to work well with others;

•	possesses substantial and significant experience which would be of value to the Company in the performance of the duties of a director; and

•	has sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director.

Governance Committee

The Governance Committee currently consists of Emil Vogel, David L. Kreilein and Robert G. Walters. The Governance Committee has a written charter. The purpose of the Governance Committee is to develop, implement, and oversee procedures for evaluating the Company’s Board of Directors, the various committees of the Board of Directors, and the Company’s Chief Executive Officer, and to provide analysis and advice to the Company regarding its policies, procedures, long-term planning and strategic goals. The Governance Committee met two times during fiscal 2008.

Communication with the Board of Directors and Director Attendance at Annual Meetings

Directors are expected to fulfill their fiduciary duties to the Company’s stockholders, including preparing for and attending meetings of the Board of Directors and the committees of which the directors are a member. The Company does not have a formal policy regarding director attendance at annual meetings. Nevertheless, directors are encouraged to attend. All members of the Company’s Board of Directors attended the 2007 Annual Meeting of Stockholders.

Stockholders may communicate with the Board of Directors by writing to the Board of Directors c/o Chairman of the Board of Directors of the Company, (or at the stockholder’s option, care of a specific director), at 1001 Broken Sound Parkway, Suite A, Boca Raton, Florida 33487. The Company will ensure that all communications to the Board of Directors or any particular director (properly marked and addressed as set forth above) will be delivered to the Chairman of the Board of Directors or a specified director, as the case may be.

Code of Ethics for Senior Financial Officers

The Board of Directors adopted a Code of Ethics for Senior Financial Officers of the Company in the year ended February 29, 2004. It applies to the Company’s Chief Executive Officer, Chief Financial Officer, Controller, and to each of the finance directors of the Company’s subsidiaries. The Code of Ethics is designed to deter wrongdoing and to promote honest and ethical conduct, full and accurate disclosure in periodic reports, and compliance with laws and regulations by the Company’s senior officers who have financial responsibilities. A copy of the Code of Ethics was filed with the Company’s Annual Report on Form 10-K for the fiscal year ending February 29, 2004, filed with the SEC on May 27, 2004. The Company will provide a copy of the policy in print without charge to any stockholder who makes a written request to: Corporate Secretary, Q.E.P. Co., Inc., 1001 Broken Sound Parkway, Suite A, Boca Raton, Florida 33487.

Certain Relationships and Related Transactions

Susan Gould, former wife of Lewis Gould and beneficial owner of 11.3% of the Company’s common stock, was paid for her services as the Company’s Secretary during fiscal 2008. Lauraleigh Gould, who is the wife of Leonard Gould and the daughter-in-law of Lewis and Susan Gould, was employed as Vice President, Information Technology, during fiscal 2008. Joe Santinello, the Company’s Vice President, Retail Marketing, is the brother of Lauraleigh Gould and the brother-in-law of Leonard Gould. During fiscal 2008, none of these individuals received an annual salary in excess of $120,000.

Beginning in fiscal 1999 and continuing during fiscal 2008, the Company repurchased shares of its outstanding common stock from Susan Gould having a value of approximately $1.0 million pursuant to a Board of Directors resolution to purchase, from time to time, up to 1,000 shares of common stock per month at a price per share equal to $.50 less than the closing price of the common stock on the date of repurchase. Ms. Gould is not obligated to sell any shares of common stock to the Company. As of February 29, 2008, Ms. Gould has sold a total of 126,038 shares to the Company. The Company has recorded an amount payable to this individual at the end of 2008 of less than $0.1 million.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as to the Company’s common stock beneficially owned on June 27, 2008 by (i) each director and director nominee, (ii) each Named Executive Officer, (iii) all directors and executive officers of the Company as a group, and (iv) any person who is known by the Company to be the beneficial owner of more than five percent of the common stock outstanding. Beneficial ownership means sole or shared voting power or investment power with respect to a security. The Company has been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated. The calculation of the percentage of outstanding shares is based on 3,433,363 shares outstanding as of June 27, 2008.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)	Number	Percent of Class
Five Percent Stockholders:
Private Management Group, Inc.(2) 20 Corporate Park, Suite 400, Irvine, CA 92606	342,521	10.0%
Named Executive Officers and Directors:
Lewis Gould(3)	1,738,788	48.9%

Leonard Gould(5)	33,600	1.0%
Emil Vogel(6)	64,000	1.8%
David L. Kreilein(6)	11,000	*
Robert G. Walters(6)	1,000	*
Stuart Fleischer(7)	33,333	1.0%
All directors and executive officers as a group (11 persons)(8)	1,885,821	51.1%

*	Less than 1%.
(1)	Unless otherwise specified, the address of each person in this table is c/o Q.E.P. Co., Inc., 1001 Broken Sound Parkway, Suite A, Boca Raton, Florida 33487.
(2)	This number is based solely on Amendment No. 13 to the Schedule 13G filed by Private Management Group, Inc. with the Securities and Exchange Commission on January 10, 2008.
(3)	Includes 384,152 shares of common stock held by Mr. Gould as trustee of a voting trust for the benefit of Susan J. Gould. Mr. Gould has the right to vote such shares until March 15, 2012 pursuant to the terms of a voting trust agreement and a right of first refusal to acquire any shares of common stock subject to the voting trust at a price equal to the then prevailing market price of the Common Stock. Includes 83,750 shares that may be acquired within 60 days through the exercise of stock options granted under the Company’s Omnibus Stock Plan of 1996. Includes options for 40,000 shares that may be acquired within 60 days through the exercise of stock options granted in July 2001 outside of the Company’s Omnibus Stock Plan of 1996.
(4)	Includes 384,152 shares of common stock held by Mr. Gould as trustee of a voting trust for the benefit of Susan J. Gould. Mr. Gould has the right to vote such shares until March 15, 2012 pursuant to the terms of a voting trust agreement and has a right of first refusal to acquire any shares of common stock subject to the voting trust at a price equal to the then prevailing market price of common stock. Includes 3,750 shares that may be acquired within 60 days through the exercise of stock options granted under the Company’s Omnibus Stock Plan of 1996.
(5)	Includes 7,100 shares held as custodian for Mr. Leonard Gould’s children and 23,000 shares that may be acquired within 60 days through the exercise of stock options granted under the Company’s Omnibus Stock Plan of 1996.
(6)	In the case of Messrs. Vogel, Kreilein and Walters, the amount includes 64,000, 11,000 and 1,000 shares, respectively, that may be acquired within 60 days through the exercise of the stock options granted under the Company’s Omnibus Stock Plan of 1996.
(7)	Includes 33,333 shares that may be acquired within 60 days through the exercise of stock options granted under the Company’s Omnibus Stock Plan of 1996.
(8)	Includes 259,833 shares that may be acquired within 60 days through the exercise of stock options granted under the Company’s Omnibus Stock Plan of 1996.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who beneficially own more than ten percent of the outstanding common stock of the Company, or Ten Percent Owners, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. The Company’s directors, executive officers and Ten Percent Owners are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports received by it, the Company believes that during fiscal 2008, its directors, executive officers and Ten Percent Owners complied with all applicable Section 16(a) filing requirements applicable to them.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee has appointed Grant Thornton LLP, Miami, Florida, as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending February 28, 2009. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and to respond to appropriate questions posed by stockholders. The Company has not had any changes in or disagreements with its independent registered public accounting firm on accounting or financial disclosure issues. If the stockholders do not ratify the appointment of Grant Thornton LLP, the Company will select another independent registered public accounting firm.

Compensation of Independent Registered Public Accounting Firm

The Company incurred the following fees, including expenses billed to the Company, for fiscal 2008 and fiscal 2007 by Grant Thornton LLP, the Company’s independent accounting firm:

Audit Fees Fees for fiscal 2008 and fiscal 2007 audit and the reviews of the Company’s annual financial statements and interim financial statements included in Forms 10-K and 10-Q were approximately $605,484 and $586,857, respectively. Included in 2007 audit fees is approximately $50,000 relating to work done in connection with the Company's SEC comment letter and amended filings. Audit fees include the amounts charged for local statutory audits in various countries for both years.

Audit-Related Fees No audit related activities were rendered by Grant Thornton LLP for fiscal 2008 and fiscal 2007.

Tax Fees Tax fees consisted of tax compliance services, tax advice services and fees in connection with an Internal Revenue Service examination for the Company’s fiscal 2005 tax return. Fees totaled in fiscal 2008 and fiscal 2007, $41,185 and $142,961, respectively.

All Other Fees No other services were rendered by Grant Thornton LLP for fiscal 2008 and fiscal 2007.

The Audit Committee has not adopted a pre-approval policy and considers and approves services provided by Grant Thornton LLP on a case by case basis. All fees during fiscal 2008 and 2007 were approved by the Company’s Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING FEBRUARY 28, 2009.

OTHER MATTERS

Annual Report

The Company’s Annual Report to Stockholders, including financial statements for the year ended February 29, 2008, is being distributed to all stockholders of the Company together with this proxy statement, in satisfaction of the requirements of the SEC. Additional copies of such report are available upon request. Upon written request, the Company will provide stockholders with a copy of its Annual Report on Form 10-K filed with the SEC (including financial statements and schedules thereto) for the fiscal year ended February 29, 2008, without charge. Please direct written requests to: Corporate Secretary, Q.E.P. Co., Inc., 1001 Broken Sound Parkway, Suite A, Boca Raton, Florida 33487.

Proposals of Stockholders

Pursuant to Rule 14a-8 under the Exchange Act, stockholders of the Company may present proper proposals for inclusion in the Company’s proxy statement and form of proxy for consideration at the next annual meeting by submitting their proposals to the Company in a timely matter. Any stockholder of the Company who wishes to submit a proposal for inclusion in the proxy statement for action at the 2009 Annual Meeting of Stockholders of the Company must comply with the Company’s Bylaws and the rules and regulations of the SEC then in effect. Such proposal (other than a proposal to nominate directors) must be mailed to the Company at its principal executive offices, Q.E.P. Co., Inc., 1001 Broken Sound Parkway, Suite A, Boca Raton, Florida 33487, Attn: Corporate Secretary, and must be received by the Company by March 13, 2009. Additionally, the Company must receive notice of any stockholder proposal (other than a proposal to nominate directors) to be submitted at the 2009 Annual Meeting of Stockholders (but not required to be included in the Company’s proxy statement) by May 27, 2009, or such proposal will be considered untimely pursuant to Rule 14a-4(c)(1) and 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal. As set forth above under “Nominating Committee,” to be timely a proposal to nominate directors must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the date of a scheduled stockholders’ meeting. If less than 70 days’ notice or prior public disclosure of the scheduled date of the stockholders’ meeting is given or made, notice by the stockholder to be timely must be delivered or received at the Company’s principal executive offices not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made.

Q.E.P. CO., INC.

1001 Broken Sound Parkway

Suite A

Boca Raton, Florida 33487

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR

USE AT THE 2008 ANNUAL MEETING OF THE COMPANY’S STOCKHOLDERS.

The undersigned hereby appoints Lewis Gould and Stuart Fleischer, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of stock of Q.E.P. Co., Inc. held of record by the undersigned at the close of business on July 2, 2008, at the Annual Meeting of Stockholders to be held on August 8, 2008 or any adjournment thereof.

1.	ELECTION OF DIRECTORS

☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW)

LEWIS GOULD	LEONARD GOULD	EMIL VOGEL
DAVID L. KREILEIN	ROBERT G. WALTERS

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING FEBRUARY 28, 2009.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

(Continued on reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

DATED: 2008

Signature

Signature if held jointly

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

Vote by Internet

• Log on to the Internet and go to www.investorvote.com\QEPC

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone.

   There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message